EXHIBIT 3.4

ANKER COAL GROUP, INC.

BYLAWS

ARTICLE I

STOCKHOLDERS

Section 1. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held either within or without the State of Delaware, at such place and on such date and time as the Board of Directors may designate from time to time in the call of the meeting or in a waiver of notice thereof, on such date as the Board of Directors shall fix by resolution in each year for the purpose of electing directors to succeed those whose terms expire and for the transaction of such other business as may properly be brought before the meeting.

Section 2. Special Meetings. Special Meetings of the stockholders of the Corporation may be called by the Board of Directors or by the President, and shall be called by the President or by the Secretary upon the written request of the holders of record of a majority in interest of the entire capital stock of the Corporation, issued and outstanding and entitled to vote, at such date and time and at such place either within or without the State of Delaware as may be stated in the call or in a waiver of notice thereof. Such request shall be sent to the President and the Secretary and shall state the purpose or purposes of the proposed meeting.

Section 3. Notice of Meetings. Notice of the time, place and purpose of every meeting of stockholders of the Corporation shall be delivered personally or mailed not less than ten days nor more than sixty days previous thereto to each stockholder of record entitled to vote, at such stockholder’s post office address appearing upon the records of the Corporation or at such other address as shall be furnished in writing by him or her to the Corporation for such purpose. Such further notice shall be given as may be required by law or by these bylaws. Any meeting may be held without notice if all stockholders of the Corporation entitled to vote are present in person or by proxy, or if notice is waived in writing, either before or after the meeting, by those not present.

Section 4. Quorum. The holders of record of at least a majority of the shares of the stock of the Corporation, issued and outstanding and entitled to vote, present in person or by proxy, shall, except as otherwise provided by law or by these bylaws, constitute a quorum at all meetings of the stockholders of the Corporation; if there be no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time until a quorum shall be present or represented.

Section 5. Organization of Meetings. Meetings of the stockholders of the Corporation shall be presided over by the Chairman of the Board of Directors, if there be one, or if the Chairman of the Board is not present by the President, or if the President is not present, by a chairman to be chosen at the meeting. The Secretary of the Corporation, or in the Secretary of the Corporation’s absence, an Assistant Secretary, shall act as Secretary of the meeting, if present.

Section 6. Voting. At each meeting of stockholders of the Corporation, except as otherwise provided by statute or the certificate of incorporation, every holder of record of stock entitled to vote shall be entitled to one vote in person or by proxy for each share of such stock standing in his or her name on the records of the Corporation. Elections of directors shall be determined by a plurality of the votes cast and, except as otherwise provided by statute, the certificate of incorporation, or these bylaws, all other action shall be determined by a majority of the votes cast at such meeting. Each proxy to vote shall be in writing and signed by the stockholder of the Corporation or by such stockholder’s duly authorized attorney.

At all elections of directors, the voting shall be by ballot or in such other manner as may be determined by the stockholders of the Corporation present in person or by proxy entitled to vote at such election. With respect to any other matter presented to the stockholders of the Corporation for their consideration at a meeting, any stockholder of the Corporation entitled to vote may, on any question, demand a vote by ballot.

Section 7. Inspectors of Election. The Board of Directors in advance of any meeting of stockholders of the Corporation may appoint one or more Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the chairman of the meeting may, and on the request of any stockholder of the Corporation entitled to vote shall, appoint one or more Inspectors of Election. Each Inspector of Election, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of Inspector of Election at such meeting with strict impartiality and according to the best of his or her ability. If appointed, Inspectors of Election shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

Section 8. Action by Consent. Any action required or permitted to be taken at any meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if, prior to such action, a written consent or consents thereto, setting forth such action, is signed by the holders of record of shares of the stock of the Corporation, issued and outstanding and entitled to vote thereon, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

ARTICLE II

DIRECTORS

Section 1. Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the certificate of incorporation directed or required to be exercised or done by the stockholders of the Corporation.

Section 2. Number, Quorum, Term, Vacancies, Removal. The Board of Directors of the Corporation shall consist of one or more members. The number of directors shall be fixed by resolution of the Board of Directors or by the stockholders of the Corporation at the annual meeting or a special meeting. The number of directors may be changed by a resolution passed by a majority of the whole Board of Directors or by a vote of the holders of record of at least a majority of the shares of stock of the Corporation, issued and outstanding and entitled to vote.

A majority of the members of the Board of Directors then holding office (but not less than one-third of the total number of directors ) shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall be present.

Directors shall hold office until the next annual election and until their successors shall have been elected and shall have qualified, unless sooner displaced.

Whenever any vacancy shall have occurred in the Board of Directors, by reason of death, resignation, or otherwise, other than removal of a director with or without cause by a vote of the stockholders of the Corporation, it shall be filled by a majority of the remaining directors, though less than a quorum (except as otherwise provided by law), or by the stockholders of the Corporation, and the person so chosen shall hold office until the next annual election and until a successor is duly elected and has qualified.

Any one or more of the directors of the Corporation may be removed either with or without cause at any time by a vote of the holders of record of at least a majority of the shares of stock of the Corporation, issued and outstanding and entitled to vote, and thereupon the term of the director or directors who shall have been so removed shall forthwith terminate and there shall be a vacancy or vacancies in the Board of Directors, to be filled by a vote of the stockholders of the Corporation as provided in these bylaws.

Section 3. Meetings, Notice. Meetings of the Board of Directors shall be held at such place either within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the call or in a waiver of notice thereof. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board of Directors, and special meetings may be held at any time upon the call of the Chairman of the Board, if one be elected, or the President, by oral, telegraphic or written notice, duly served on or sent or mailed to each director not less than two days before such meeting. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of stockholders of the Corporation at the same place at which such meeting was held. Notice need not be given of regular meetings of the Board of Directors. Any meeting may be held without notice, if all directors are present, or if notice is waived in writing, either before or after the meeting, by those not present.

Section 4. Committees. The Board of Directors may, in its discretion, by resolution passed by a majority of the whole Board of Directors, designate from among its members one or more committees which shall consist of two or more directors. The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of the committee. Such committees shall have and may exercise such powers as shall be conferred or authorized by the resolution appointing them. A majority of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to change the membership of any such committee, to fill vacancies in it, or to dissolve it.

Section 5. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent or consents thereto is signed by all members of the Board of Directors, or of such committee as the case may be, and such written consent or consents is filed with the minutes of proceedings of the Board of Directors or committee.

Section 6. Compensation. The Board of Directors may determine, from time to time, the amount of compensation which shall be paid to its members. The Board of Directors shall also have power, in its discretion, to allow a fixed sum and expenses for attendance at each regular or special meeting of the Board of Directors, or of any committee of the Board of Directors. In addition, the Board of Directors shall also have power, in its discretion, to provide for and pay to directors rendering services to the Corporation not ordinarily rendered by directors, as such, special compensation appropriate to the value of such services, as determined by the Board of Directors from time to time.

Section 7. Conference Telephone Meetings. One or more directors may participate in a meeting of the Board of Directors, or of a committee of the Board of Directors, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

ARTICLE III

OFFICERS

Section 1. Titles and Election. The officers of the Corporation, who shall be chosen by the Board of Directors at its first meeting after each annual meeting of stockholders of the Corporation, shall be a President, a Treasurer, a Secretary and an Assistant Secretary. The Board of Directors from time to time may elect a Chairman of the Board, one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers and agents as it shall deem necessary, and may define their powers and duties. Any number of offices may be held by the same person.

Section 2. Terms of Office. Officers shall hold office until their successors are chosen and qualify.

Section 3. Removal. Any officer may be removed, either with or without cause, at any time, by the affirmative vote of a majority of the Board of Directors.

Section 4. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors or to the Secretary. Such resignation shall take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5. Vacancies. If the office of any officer or agent becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the Board of Directors may choose a successor, who shall hold office for the unexpired term in respect of which such vacancy occurred.

Section 6. Chairman of the Board. The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and of the stockholders of the Corporation, and the Chairman shall have and perform such other duties as from time to time may be assigned to the Chairman by the Board of Directors. The Chairman may delegate to any qualified person authority to chair any meeting of the stockholders of the Corporation, either on a temporary or a permanent basis.

Section 7. President. The President shall be the chief executive officer of the Corporation and, in the absence of the Chairman, shall preside at all meetings of the Board of Directors, and of the stockholders of the Corporation. The President shall exercise the powers and perform the duties usual to the chief executive officer and, subject to the control of the Board of Directors, shall have general management and control of the affairs and business of the Corporation; the President shall appoint and discharge employees and agents of the Corporation (other than officers elected by the Board of Directors) and fix their compensation; and the President shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall have the power to execute bonds, mortgages and other contracts, agreements and instruments of the Corporation and shall do and perform such other duties as from time to time may be assigned to the President by the Board of Directors.

Section 8. Vice Presidents. If chosen, the Vice Presidents, in the order of their seniority, shall, in the absence or disability of the President, exercise all of the powers and duties of the President. Such Vice Presidents shall have the power to execute bonds, notes, mortgages and other contracts, agreements and instruments of the Corporation and shall do and perform such other duties incident to the office of Vice President and as the Board of Directors, or the President, shall direct.

Section 9. Secretary. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders of the Corporation and record all votes and the minutes of proceedings in a book to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders of the

Corporation and of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors. The Secretary shall affix the corporate seal to any instrument requiring it, and when so affixed, it shall be attested by the signature of the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer who may affix the seal to any such instrument in the event of the absence or disability of the Secretary. The Secretary shall have and be the custodian of the stock records and all other books, records and papers of the Corporation (other than financial) and shall see that all books, reports, statements, certificates and other documents and records required by law are properly kept and filed.

Section 10. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the directors, whenever they may require it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.

Section 11. Execution of Documents and Action with Respect to Securities of Other Corporations. The President and the Chairman shall each have and is hereby given, full power and authority, except as otherwise required by law or directed by the Board of Directors, (a) to execute, on behalf of the Corporation, all duly authorized contracts, agreements, deeds, conveyances or other obligations of the Corporation, applications, consents, proxies and other powers of attorney, and other documents and instruments, and (b) to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of the Corporation (or with respect to any action of such stockholders of the Corporation) or of any other corporation in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities of such other corporation. In addition, the President may delegate to other officers, employees and agents of the Corporation the power and authority to take any action which the President is authorized to take under this Section, with such limitations as the President may specify; such authority so delegated by the President shall not be re-delegated by the person to whom such execution authority has been delegated.

Section 12. Duties of Officers may be Delegated. In case of the absence or disability of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director.

ARTICLE IV

INDEMNIFICATION

Section 1. Actions by Others. The Corporation (1) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or an officer of the Corporation and, (2) except as otherwise required by Section 3 of this Article, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of, or participant in, another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2. Actions by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of, or participant in, another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Delaware Court of Chancery or such other court shall deem proper.

Section 3. Successful Defense. To the extent that a person who is or was a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or Section 2 of this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Section 4. Specific Authorization. Any indemnification under Section 1 or Section 2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances, because such person has met the applicable standard of conduct set forth in said Section 1 and Section 2. Such determination shall be made (1) by the Board of Directors by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders of the Corporation.

Section 5. Advance of Expenses. Expenses incurred by any person who may have a right of indemnification under this Article in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation pursuant to this Article.

Section 6. Right of Indemnity not Exclusive. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders of the Corporation or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of, or participant in, another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article, Section 145 of the General Corporation Law of the State of Delaware or otherwise.

Section 8. Invalidity of any Provisions of this Article. The invalidity or unenforceability of any provision of this Article shall not affect the validity or enforceability of the remaining provisions of this Article.

ARTICLE V

CAPITAL STOCK

Section 1. Certificates. The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. The certificates of stock shall be signed by the President or a Vice President and by the Secretary, or the Treasurer, or an Assistant Secretary, or an Assistant Treasurer, sealed with the seal of the Corporation or a facsimile thereof, and countersigned and registered in such manner, if any, as the Board of Directors may by resolution prescribe. Where any such certificate is countersigned by a transfer agent other than the Corporation or its employee, or registered by a registrar other than the Corporation or its employee, the signature of any such officer may be a facsimile signature. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation.

Section 2. Transfer. The shares of stock of the Corporation shall be transferred only upon the books of the Corporation by the holder thereof in person or by his or her attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.

Section 3. Record Date. (a) In order that the Corporation may determine the stockholders of the Corporation entitled to notice of or to vote at any meeting of stockholders of the Corporation or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders of the Corporation entitled to notice of or to vote at a meeting of stockholders of the Corporation shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of the Corporation of record entitled to notice of or to vote at a meeting of stockholders of the Corporation shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the stockholders of the Corporation entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders of the Corporation entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders of the Corporation are recorded. Delivery made to a Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders of the Corporation entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) In order that the Corporation may determine the stockholders of the Corporation entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders of the Corporation entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders of the Corporation for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 4. Lost, Stolen or Destroyed Certificates. In the event that any certificate of stock is lost, stolen, destroyed or mutilated, the Board of Directors may authorize the issuance of a new certificate of the same tenor and for the same number of shares in lieu thereof. The Board of Directors may in its discretion, before the issuance of such new certificate, require the owner of the lost, stolen, destroyed or mutilated certificate, or the legal representative of the owner to make an affidavit or affirmation setting forth such facts as to the loss, destruction or mutilation as it deems necessary, and to give the Corporation a bond in such reasonable sum as it directs to indemnify the Corporation.

ARTICLE VI

CHECKS, NOTES, ETC.

Section 1. Checks, Notes, etc. All checks and drafts on the Corporation’s bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, may be signed by the President, any Vice President or the Treasurer and may also be signed by such other officer or officers, agent or agents, as shall be thereunto authorized from time to time by the Board of Directors.

ARTICLE VII

NOTICES

Section 1. Generally. Whenever by law or under the provisions of the certificate of incorporation or these bylaws, notice is required to be given to any director or stockholder of the Corporation, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder of the Corporation, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram, telecopy, or telephone.

Section 2. Waivers. Whenever any notice is required to be given by law or under the provisions of the certificate of incorporation or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business, because the meeting is not lawfully called or convened.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 1. Offices. The registered office of the Corporation shall be located at 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808, and Corporation Service Company shall be the registered agent of this Corporation. The Corporation may have other offices either within or without the State of Delaware at such places as shall be determined from time to time by the Board of Directors or the business of the Corporation may require.

Section 2. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 3. Corporate Seal. The Board of Directors may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 4. Books. There shall be kept at such office of the Corporation as the Board of Directors shall determine, within or without the State of Delaware, correct books and records of account of all its business and transactions, minutes of the proceedings of its stockholders of the Corporation, Board of Directors and committees, and the stock book, containing the names and addresses of the stockholders of the Corporation, the number of shares held by them, respectively, and the dates when they respectively became the owners of record thereof, and in which the transfer of stock shall be registered, and such other books and records as the Board of Directors may from time to time determine.

Section 5. Reliance upon Books, Reports and Records. Each director, each member of a committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the director, committee member or officer believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 6. Time Periods. In applying any provision of these bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

Section 7. Dividends. The Board of Directors may from time to time declare and the Corporation may pay dividends upon its outstanding shares of capital stock, in the manner and upon the terms and conditions provided by law and the certificate of incorporation.

Section 8. Voting of Stock. Unless otherwise specifically authorized by the Board of Directors, all stock owned by the Corporation, other than stock of the Corporation, shall be voted, in person or by proxy, by the President or any Vice President of the Corporation on behalf of the Corporation.

ARTICLE IX

AMENDMENTS

Section 1. Amendments. The vote of the holders of at least a majority of the shares of stock of the Corporation, issued and outstanding and entitled to vote, shall be necessary at any meeting of stockholders of the Corporation to amend or repeal these bylaws or to adopt new bylaws. These bylaws may also be amended or repealed, or new bylaws adopted, at any meeting of the Board of Directors by the vote of at least a majority of the entire Board of Directors; provided that any bylaws adopted by the Board of Directors may be amended or repealed by the stockholders of the Corporation in the manner set forth above.

Any proposal to amend or repeal these bylaws or to adopt new bylaws shall be stated in the notice of the meeting of the Board of Directors or the stockholders of the Corporation, or in the waiver of notice thereof, as the case may be, unless all of the directors or the holders of record of all of the shares of stock of the Corporation, issued and outstanding and entitled to vote, are present at such meeting.